Exhibit 99.1

VASO VOLUNTARILY SUSPENDS FILING OF ITS REPORTS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

DANVERS, Mass – (Business Wire) – March 31, 2009 – Vaso Active Pharmaceuticals, Inc. (the “Company”)  (VAPH.ob) announced today that it has made the strategic decision to voluntarily suspend filing of its reports under the Securities Exchange Act of 1934 (the “Act”). Although the Company has not been required to make filings under the Act since 2007, it has until now remained a voluntary filer.  At the present time, management has determined that it is in the best interest of the Company and its shareholders to eliminate the costs associated with those filings.  This decision was made by the Company as part of its strategy to prevent any unnecessary resource allocation in order to allow the Company to preserve and maximize its longevity in pursuing its case for alleged negligence committed by the Company’s former law firm, Robinson Cole. The case is currently pending in the Suffolk Superior Court in Boston Massachusetts.

The Company will continue to make financial information available on its website sufficient to allow broker-dealers to make a market in the stock of the Company should they decide to do so.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports of documents the Company files periodically with the SEC.

Contact:
Laura Stephens
Vaso Active Pharmaceuticals, Inc.
978-750-1991 Ext. 28
lstephens@vasoactive.us